EXHIBIT 4(a)




                   -------------------------------------------


                          SUPPLEMENTAL INDENTURE NO. 24

                                     BETWEEN

                             McDONALD'S CORPORATION

                                       AND

                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                     Trustee

                               -------------------

                          Dated as of November 13, 1995

                               -------------------


                            SUPPLEMENTAL TO INDENTURE
                            DATED AS OF MARCH 1, 1987

                   -------------------------------------------


                             McDONALD'S CORPORATION
                          SUPPLEMENTAL INDENTURE NO. 24
                          Dated as of November 13, 1995
                Series of 7.05% Debentures due November 15, 2025
                                  $150,000,000


       Supplemental Indenture No. 24, dated as of November 13, 1995, between McDONALD'S CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association, authorized to accept and execute trusts (hereinafter sometimes referred to as the "Trustee"),


                              W I T N E S S E T H :

       WHEREAS, The Company and the Trustee have executed and delivered an Indenture dated as of March 1, 1987 (the "Indenture").

       WHEREAS, Section 10.01 of the Indenture provides for the Company, when authorized by the Board of Directors, and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of any series of Debt Securities as permitted by Sections 2.01 and 2.02 of the Indenture.

       WHEREAS, Sections 2.01 and 2.02 of the Indenture provide for Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

       NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such series of Debt Securities, as follows:

                                   ARTICLE ONE
                       RELATION TO INDENTURE; DEFINITIONS.

       SECTION 1.01. This Supplemental Indenture No. 24 constitutes an integral part of the Indenture.

       SECTION 1.02.  For all purposes of this Supplemental Indenture:

       (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

       (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 24; and

       (3) The terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Supplemental Indenture.

                                   ARTICLE TWO
                         THE SERIES OF DEBT SECURITIES.

       SECTION 2.01. There shall be a series of Debt Securities designated the "7.05% Debentures due November 15, 2025" (the "Debentures"). The Debentures shall be limited to $150,000,000 aggregate principal amount.

       SECTION 2.02. The principal amount of the Debentures shall be payable on November 15, 2025.

       SECTION 2.03. The Debentures will be represented by a global security (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, the Debentures will not be issuable in definitive form.

       Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of a beneficial interest in the Global Security will be shown on, and the transfer of that beneficial interest will only be effected through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants).

       So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debentures represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Debentures represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debentures in definitive form and will not be considered the owners or Holders thereof under the Indenture.

       Principal and interest payments on Debentures represented by the Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security.

       If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debentures in definitive form in exchange for the entire Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debentures represented by the Global Security and, in such event, will issue Debentures in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Debentures represented by the Global Security equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Debentures so issued in definitive form will be issued as registered Debentures in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

       SECTION 2.04. The Debentures shall bear interest at the rate of 7.05% per annum, payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1996. The Debentures shall be dated the date of authentication as provided in the Indenture and interest shall be payable on the principal represented thereby from the later of November 13, 1995, or the most recent interest payment date to which interest has been paid or duly provided for.

       The interest so payable, and punctually paid or duly provided for, on any interest payment date shall be paid to the Holder in whose name any Debenture is registered in the Debt Security Register at the close of business on the May 1 or November 1 (whether or not a Business Day) next preceding such interest payment date (the "Regular Record Date").

       Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) and Clause (2) below:

       (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this SECTION 2.03 provided. Thereupon the Trustee shall fix a Special Record Date ("Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first class postage prepaid, to each Holder of Debentures at his address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

       (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions of this Section, each Debenture delivered under this Supplemental Indenture No. 24 upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

       SECTION 2.05. The Place of Payment for the Debentures shall be both the City of New York, New York, and the City of Philadelphia, Pennsylvania. The Trustee shall be the paying agent for the Debentures in Philadelphia, and Bankers Trust Company (or such other agent as may be appointed by the Company and approved by the Trustee) shall be the paying agent for the Debentures in New York.

       SECTION 2.06. The Debentures may, at the option of the Company, be redeemed in whole or from time to time in part, at any time on or after November 15, 2005 upon notice given as provided in Section 3.02 of the Indenture, at the following redemption prices (expressed in percentages of principal amount):

       If redeemed during the 12-month period beginning November 15,

            2005        103.26%        2011         101.30%
            2006        102.93%        2012         100.98%
            2007        102.61%        2013         100.65%
            2008        102.28%        2014         100.33%
            2009        101.96%        2015 and
            2010        101.63%         thereafter  100.00%

       together in each case with accrued interest to the date of redemption.

       SECTION 2.07. The Debentures may be issued in denominations of $1,000 and any integral multiples thereof.

       SECTION 2.08. The Debentures shall be issuable as Fully Registered Debt Securities without coupons.

       SECTION 2.09. The Debentures shall be in the form attached as Exhibit A hereto.

                                  ARTICLE THREE
                                  MISCELLANEOUS.

       SECTION 3.01. The recitals of fact herein and in the Debentures shall be taken as statements of the Company and shall not be construed as made by the Trustee.

       SECTION 3.02. This Supplemental Indenture No. 24 shall be construed in connection with and as a part of the Indenture.

       SECTION 3.03. (a) If any provision of this Supplemental Indenture No. 24 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Supplemental Indenture No. 24) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

       (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 24 or in the Debentures issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

       SECTION 3.04. Whenever in this Supplemental Indenture No. 24 either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 24 contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

       SECTION 3.05. (a) This Supplemental Indenture No. 24 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

       (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture No. 24 for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       IN WITNESS WHEREOF, McDONALD'S CORPORATION has caused this Supplemental Indenture No. 24 to be signed, acknowledged and delivered by its President, Vice Chairman and Chief Financial Officer or Vice President and Treasurer and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or Assistant Secretary, and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee, has caused this Supplemental Indenture No. 24 to be signed, acknowledged and delivered by one of its Assistant Vice Presidents, and its seal to be affixed hereunto and the same to be attested by one of its Authorized Officers, all as of the day and year first written above.

                                McDONALD'S CORPORATION

  [CORPORATE SEAL]
                                By: /s/ Carleton D. Pearl
                                   ---------------------------
                                   Vice President and Treasurer

  Attest:


  /s/ Gloria Santona
  ------------------------
  Assistant Secretary


                                FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee

  [CORPORATE SEAL]
                                By: /s/ John H. Clapham
                                   ---------------------------
                                   Assistant Vice President

  Attest:

  /s/ Terence C. McPoyle
  ------------------------
  Authorized Officer


  STATE OF ILLINOIS
                        SS:
  COUNTY OF DuPAGE



       On the 13th day of November, in the year one thousand nine hundred ninety five, before me appeared Carleton D. Pearl to me personally known, who being by me duly sworn, did say that he resides at McDonald's Corporation, that he is Vice President and Treasurer of McDONALD'S CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                /s/ Carol Wilson
                                ---------------------------
                                Notary Public




  STATE OF ILLINOIS
                      SS:
  COUNTY OF COOK



       On the 10th day of November, in the year one thousand nine hundred ninety five, before me appeared John H. Clapham to me personally known, who, being by me duly sworn, did say that he resides at 1052 Signal Hill Lane, Berwyn, PA, that he is an Assistant Vice President of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                /s/ Ralph E. Jones
                                ---------------------------
                                Notary Public